DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (the “Agreement”) is made effective as of the Effective Date between the Company and the Client, the definition of each of which are set forth on the annexed schedule.

WHEREAS, Client wishes to grant to Company the right to distribute and sell certain nutritional products described on the Schedule annexed hereto (the “Products”) in each of the territories described on the Schedule annexed hereto (the “Territory”);

WHEREAS, Client desires to grant Company the right to distribute and sell the Products thru the customer channels identified on the Schedule annexed hereto (the “Classes of Trade”); and;

WHEREAS, Client desires to grant to Company the right to purchase and sell the Products at the prices described in the Schedule annexed hereto and;

WHEREAS, Client utilizes various trademarks and trade names which it owns or to which it has rights, on its Products (the “Marks”); and

WHEREAS, the Company wishes to distribute the Products throughout the Territory on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Appointment and Grant of Rights. Subject to the terms and conditions set forth in this Agreement, Client hereby grants to Company and Company hereby accepts from Client, the right to distribute and sell the Products to the Classes of Trade in the Territory as set forth on the schedule annexed hereto.

2. Representations.

A. General Representations of Company. Company represents and warrants to Client as follows: (i) Company has the full power and authority to enter into this Agreement and the right to distribute and sell the Products to the Classes of Trade in the Territory; (ii) Company has no agreements or contractual obligations with any other party with respect to the sale of Products to the Classes of Trade in the Territory which conflict with this Agreement.

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B. General Representations of Client. Client represents and warrants to Company as follows: (i) Client has the full power and authority to enter into this Agreement and to grant to Company the right to distribute and sell the Products to the Classes of Trade in the Territory; (ii) Client has no agreements or contractual obligations with any other party with respect to the sale of Products to the Classes of Trade in the Territory which conflict with this Agreement; (iii) the Products sold to Company shall not, at the time of receipt by Company: (a) be adulterated as defined in Section 342 of the Federal Food, Drug and Cosmetic Act, as amended (hereinafter the “Federal Act”) or (b) be misbranded as defined in Section 343 of the Federal Act (as amended from time to time) or any similar code, regulation or law; (iv) Client bears full responsibility for its advertising and Product claims and their conformity with all applicable regulatory requirements, and shall indemnify and hold Company and its customers harmless for any resulting damages connected therewith; (v) Client shall be liable for all registration, testing, approval other governmental and regulatory requirements of the countries identified in the Territory covered by this Agreement; (vi) Client shall be responsible for consumer advertising and marketing design and media expenses; (vii) Client shall be responsible for special packaging costs associated with the Product and for promotional displays that an account might require to display the Product on the store counter or floor, but Client shall not be obligated to expend money in connection therewith and may choose to do so only if it determines the expenditure to be commercially reasonable; (viii) scan down promotions and the associated costs shall be borne as set forth on the Schedule as annexed hereto.

3. Term and Termination.

A. Term. The period during which this Agreement remains in effect is referred to as the “Term”. The Term will commence on the Effective Date and shall expire on the Expiration Date as set forth on the annexed Schedule unless earlier terminated pursuant to the terms of this Agreement.

B. Termination. This Agreement shall also be terminable immediately upon (a) either Party making an assignment for the benefit of creditors, having a voluntary or involuntary insolvency proceeding, an adjudication of bankruptcy or appointment of a receiver or court-ordered trustee or; (b) after any threatened, pending or actual civil or regulatory proceeding relating to the efficacy, safety or marketability of the Products or; (c) after any threatened, pending or actual civil or regulatory proceeding relating to Client’s failure to comply with any consumer laws or licensure requirements.

C. Procedures upon Termination. Upon termination of this Agreement, the Parties promptly will do an accounting of and settle all outstanding amounts owed one another on account of promotions, returns, estimated future returns and charges, discounts, charge-backs, cooperative or advertising programs, and the like. Any disagreements between the Parties regarding such accounting or settlement shall be resolved in accord with and pursuant to the terms and provisions of Sections 4 and 5.

4. Purchase and Sale of the Products.

A. Inventory of Products. During the Term, Company will order Products from Client and Client will ship to Company, FOB/DDP West Caldwell, New Jersey, such quantities as Company shall set forth in written orders for the purchase of Product from time to time (a “Purchase Order”). Client agrees to have available and promptly supply Company’s reasonable requirements for the Products in accordance with the terms hereof.

B. Sales and Payment. The Client acknowledges that Company shall be entitled to sell the Products with margins as set forth on the Schedule annexed hereto (the “Company’s Margin”) for the Territory and Class of Trade specified. Company shall pay client Net 60 days from receipt of goods subject to deduction for goods received damaged, defective, or short-dated.

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C. Company has no obligation to Client to sell a minimum volume of the Products during the Term.

D. Costs of Company. Company shall bear the costs and expenses set forth on the Schedule annexed hereto in connection with the distribution and sale of the Products.

E. Returns. Company will make every effort to resell returned Products that physically come back. Company shall have the right to return merchandise to Client that cannot be sold and Client will reimburse Company at Company’s acquisition cost plus any reverse logistics charges.

F. Costs of Client. Client shall bear the costs and expenses set forth on the Schedule annexed hereto in connection with the distribution and sale of the Products.

5. No Assignment by Client. Client shall not assign this Agreement or its rights hereunder without the prior written consent of the Company, which consent may be withheld for any or no reason.

6. Force Majeure. Neither Party will be in default for any failure or delay in performing any obligation hereunder (other than the payment of money) if such failure results from an event or occurrence beyond its reasonable control, including without limitation, fire, lightning, storm, flood, earthquake, governmental laws, regulations or other acts, labor unrest, sabotage, acts of the public enemy, war, riots or insurrection, or other acts of God (each a “Force Majeure Event”).

7. Indemnification.

A. Client Indemnity. Subject to any limitations set forth in this Agreement, Client agrees to indemnify and hold Company harmless from and against any and all costs, losses, liabilities and claims, including, without limitation, reasonable fees and disbursements of counsel (“Damages”), relating to, resulting from or arising in connection with (i) any claims that the use of the Marks infringes the intellectual property rights of another; (ii) any claims that the Products do not conform with applicable regulatory or registration requirements; (iii) the negligence or willful misconduct of Client in connection with the terms and conditions of this Agreement; (iv) any claims relating to the Products or the Marks; (v) a breach by Client of any of its representations, warranties or obligations set forth herein; or (vi) the enforcement of this indemnification.

B. Company Indemnity. Company agrees to indemnify and hold Client harmless from and against any and all Damages relating to, resulting from or arising in connection with (i) Company’s merchandising, distribution, sale, marketing, promoting, handling or storage of the Products (excluding any claim for which Client is required to indemnify Company pursuant to Section 8(a) above); (ii) a breach by Company of any of its representations, warranties or obligations set forth herein, or (iii) the enforcement of this indemnification.

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8. Relationship of the Parties. The Parties hereto are independent contractors and not agents of one another. Each will maintain complete control over their respective employees and agents and over their relationship with their respective agents and contractors. Nothing herein creates any contractual relationship between a Party and any agents or contractors of the other Party. Neither Party will be liable for any debts, acts, obligations or torts of the other or its agents, servants or employees.

9. Insurance. Each Party will maintain such insurance relating to its performance and liabilities under this Agreement and with such limits as, at a minimum, is customary in the nutritional supplement industry, including Commercial General Liability Insurance (including contractual liability insurance covering all its operations, and providing coverage for liability imposed by the indemnity provisions hereof) and Products Liability Insurance (including insurance against damages from product tampering). Each Party shall name the other Party as an additional insured (by endorsement) or a loss payee under each policy, as its interest may appear. Each policy will provide an agreement by the insurer that such insurance will not be reduced, canceled or modified on less than thirty (30) days prior written notice to the other Party.

10. Confidentiality. During the Term, the Parties may disclose to one another non-public information concerning their respective businesses and operations (including plans and trade secrets, and the terms of this Agreement) which is confidential and proprietary (“Confidential Information”). Each of the Parties agrees that Confidential Information disclosed by the other will not, without the prior written approval of the other, be disclosed (other than to those of its employees, agents and representatives with a reasonable need-to-know and who agree to honor the provisions of this Section) or used by it except in connection with this Agreement. Each of the Parties will be responsible for any breach of this Section by, and jointly and severally liable with, its employees, agents and representatives. Confidential Information does not include information which (i) becomes generally available in the public domain other than as a result of a breach of this Section, (ii) a Party is required to disclose pursuant to law or judicial order, or (iii) was already in the receiving Party’s possession at the time disclosed, as evidenced by its written records.

11. Remedies. The Parties hereto acknowledge and agree that, in the event of a breach or threatened breach of this Agreement, the other would be irreparably damaged and monetary damages would not provide an adequate remedy. Accordingly, the Parties agree that, in addition to any and all other rights which may be available, at law or in equity, each Party shall be entitled to injunctive relief against the other, without posting bond and/or specifically to enforce the terms and provisions hereof in any court of competent jurisdiction.

12. Miscellaneous.

A. Governing Law; Jurisdiction. This Agreement will be construed and interpreted in accordance with the laws of the State of New Jersey, without regard to the principles of conflicts of laws thereof. The Parties hereto irrevocably consent to the exclusive jurisdiction of the appropriate courts located in Essex County, New Jersey in connection with any action or proceeding arising out of or relating to this Agreement, and agree that venue shall be proper in such court to the exclusion of the courts in any other state or country. The Parties further agree that such designated forum is proper and convenient.

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B. General Representations and Warranties. Each of Client and Company hereby represents and warrants to each other that: (i) it has all requisite capacity or corporate power and authority to enter into and perform, and possesses, and will maintain in full force and effect, all licenses and permits required for it to perform this Agreement, and that it will comply with all Federal, state and local laws, rules and regulations applicable to its performance hereunder; (ii) its execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action, and will not violate or constitute a default under the terms of any agreement or instrument to which it is a Party or by which any of its material assets or rights are subject, or violate the rights of any third party; and (iii) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

C. Severability. Should any provision of this Agreement be declared invalid, void or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected and shall continue in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

D. Interpretation. The titles and headings used herein are for convenience only and are not to be considered in construing this Agreement. This Agreement has been negotiated between the Parties, each of whom had the opportunity to consult with legal counsel, and shall not be interpreted against either Party as the “drafter” thereof.

E. Prevailing Party Fees. In the event of any dispute involving the terms of this Agreement, the prevailing Party shall be entitled to collect reasonable costs, fees and expenses incurred by the prevailing Party in connection with such dispute from the other Party to such dispute, including without limitation, reasonable attorneys’ fees and court costs.

F. Entire Agreement. This Agreement, including all schedules annexed hereto, constitutes the entire agreement of the Parties with respect to the subject matter hereof and replaces all prior negotiations, understandings, conversations, correspondence and agreements between the Parties. Except as otherwise set forth herein, this Agreement may not be modified or amended, except by a writing signed by both of the Parties hereto.

G. Waivers. All waivers and consents given hereunder shall be in writing. No waiver by any Party hereto of any breach or anticipated breach of any provision hereof by any other Party shall be deemed a waiver of any other contemporaneous, preceding, or succeeding breach or anticipated breach, whether or not similar, on the part of the same or any other Party.

H. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective affiliates, successors and assigns.

I. Further Assurances. Each Party agrees to execute and deliver any and all such other and additional instruments and documents and do any and all such other acts and things as may be necessary or expedient to effectuate more fully this Agreement and to carry on the business contemplated hereunder.

J. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original but all of which taken together shall constitute one and the same legal instrument.

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Exclusive Distribution Agreement to be executed as of the date first written above.

CLIENT:

By (signature):
Name (printed):

Title:
Date:

COMPANY:

WINDMILL HEALTH PRODUCTS, LLC

By (signature):
Name (printed):

Title:
Date:

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